UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Drive Milpitas California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
Indicate by check
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2025, the Board of Directors (the “Board”) of KLA Corporation (the “Company”) approved and adopted amendments to the existing By-laws of the Company (as so amended, the “By-laws”). Among other things, the amendments:

i.

Update for developments in case law and market practice and enhance procedural mechanics and disclosure requirements in connection with shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings, including, without limitation, by requiring additional background information and disclosures regarding nominating or proposing shareholders;

ii.	Modernize and update sections on directors, officers, and stock to reflect the Company’s current corporate governance practices, and

iii.	Make other technical, conforming, modernizing and clarifying amendments.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2025 annual meeting of stockholders (the “2025 Annual Meeting”) on November 5, 2025. Of the 131,684,530 shares of Company Common Stock entitled to vote at the 2025 Annual Meeting, 118,035,923.99 shares, or 89.64%, were present in person or by proxy at the 2025 Annual Meeting. Three proposals were considered at the 2025 Annual Meeting:

Proposal One: At the 2025 Annual Meeting, the stockholders elected the ten candidates nominated by the Board of Directors to serve as directors for one-year terms, each until his or her successor is duly elected and qualified.

The table below presents the voting results for Proposal One:

Name	For	Against	Abstain	Broker Non-Votes
Robert Calderoni	100,562,230.98	9,379,083.95	76,794.05	8,017,815
Jason Conley	109,695,726.98	244,901.95	77,480.05	8,017,815
Tracy Embree	109,895,809.98	51,019.95	71,279.05	8,017,815
Jeneanne Hanley	109,698,232.98	249,071.95	70,804.05	8,017,815
Kevin Kennedy	103,158,205.98	6,738,419.95	121,483.05	8,017,815
Michael McMullen	105,305,694.98	4,592,109.95	120,304.05	8,017,815
Victor Peng	109,618,329.92	324,751.95	75,027.10	8,017,815
Jamie Samath	109,648,712.98	293,984.95	75,411.05	8,017,815
Susan Taylor	109,893,450.98	52,556.95	72,101.05	8,017,815
Richard Wallace	109,811,499.98	135,075.95	71,533.05	8,017,815

Proposal Two: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

The table below presents the voting results for Proposal Two:

For	Against	Abstain	Broker Non-Votes
110,538,151.98	7,433,060.95	64,711.05	0

Proposal Three: The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2025 Annual Meeting.

The table below presents the voting results for Proposal Three:

For	Against	Abstain	Broker Non-Votes
100,607,405.43	8,287,035.72	1,123,667.83	8,017,815

Item 8.01	Other Events.

As previously disclosed in the Company’s 2025 Proxy Statement filed with the SEC on September 23, 2025, Emiko Higashi and Gary Moore were not standing for re-election at the 2025 Annual Meeting, effectively ending each of their terms on November 5, 2025.

On November 5, 2025, Michael McMullen was appointed Chair of the Compensation and Talent Committee, replacing Gary Moore.

On November 6, 2025, the Company issued a press release announcing that its Board declared a cash dividend of $1.90 per share on the Company’s common stock. Such dividend shall be payable on December 2, 2025 to stockholders of record as of the close of business on November 17, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

3.1	Amended and Restated By-Laws

99.1	Press release issued November 6, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: November 6, 2025	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary